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                                                                   EXHIBIT 99.4

                               OFFER TO PURCHASE

              ALL ORDINARY SHARES AND AMERICAN DEPOSITARY SHARES
                   EVIDENCED BY AMERICAN DEPOSITARY RECEIPTS

                                      OF

                                 GENERAL CABLE

                                      BY

                             SCHRODER & CO., INC.

                                 ON BEHALF OF

                          TELEWEST COMMUNICATIONS PLC

   THERE WILL BE AN INITIAL OFFER PERIOD WHICH WILL EXPIRE AT 10:00 pm
 (LONDON TIME), 5:00 P.M. (NEW YORK CITY TIME) ON        , 1998) UNLESS
 EXTENDED. AT THE CONCLUSION OF THE INITIAL OFFER PERIOD, INCLUDING ANY EXTENSION THEREOF, IF ALL CONDITIONS OF THE OFFER HAVE BEEN SATISFIED, FULFILLED, OR, WHERE PERMITTED, WAIVED, THE OFFER WILL BE EXTENDED FOR A SUBSEQUENT OFFER PERIOD OF AT LEAST 14 CALENDAR DAYS. HOLDERS OF GENERAL CABLE SECURITIES WILL HAVE WITHDRAWAL RIGHTS DURING THE INITIAL OFFER PERIOD, INCLUDING ANY EXTENSION THEREOF, BUT NOT DURING THE SUBSEQUENT OFFER PERIOD, EXCEPT IN CERTAIN LIMITED CIRCUMSTANCES.


                                                                  June   , 1998
To Our Clients:

  Enclosed for your consideration is the Offer to Purchase/Prospectus, dated
June   , 1998 (the "Offer to Purchase"), the Letter of Transmittal and a
Notice of Guaranteed Delivery relating to an offer by Schroder & Co., Inc. on behalf of Telewest Communications plc ("Telewest"), to purchase upon the terms and subject to the conditions set forth in the Offer to Purchase and the related Form of Acceptance or Letter of Transmittal, as applicable (collectively, the "Offer"), all outstanding ordinary shares of (Pounds)1 each ("General Cable shares") of General Cable PLC ("General Cable"), for 1.243 new Telewest shares and 65 pence in cash per General Cable share and all outstanding American Depository Shares ("General Cable ADSs") of General Cable, each representing five General Cable shares and evidenced by American Depositary Receipts ("General Cable ADRs"), for 6.215 new Telewest shares (in the form of new Telewest American Depositary Shares) and 325 pence in cash per General Cable ADS.

  We are the holder of record of General Cable ADSs evidenced General Cable ADRs held by us for your account. An acceptance of the Offer in respect of such General Cable ADSs can be made only by us as the holder of record and pursuant to your instructions. Accordingly, we request instructions as to whether you wish to have us accept the Offer on your behalf in respect of any or all General Cable ADSs held by us for your account pursuant to the terms and subject to the conditions set forth in the Offer.

  Your attention is invited to the following:

  1. The Offer is being made for all General Cable shares and General Cable ADSs evidenced by General Cable ADRs.

  2. The Offer is on the terms and subject to the Conditions set forth in the Offer to Purchase.

  3. The Initial Offer Period of the Offer will expire at 10:00 p.m. (London
  time), 5:00 p.m. (New York City time), on       , 1998, unless extended (in
  accordance with the terms thereof).

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    4. At the conclusion of the Initial Offer Period, including any extension thereof, if all Conditions of the Offer have been satisfied, fulfilled or, where permitted, waived, the Offer will be extended for a Subsequent Offer Period of at least 14 calendar days.

    5. General Cable ADS holders will not be obligated to pay brokerage fees or commissions or, except as otherwise provided in Instruction 6 of the Letter of Transmittal, stock transfer taxes applicable to a sale of General Cable ADSs evidenced by General Cable ADRs to Telewest.

  If you wish to have us accept the Offer in respect of any or all of the General Cable ADSs evidenced by General Cable ADRs held by us for your account, please so instruct us by completing, executing and returning to us the instruction form contained in this letter. If you authorize us to accept the Offer in respect of your General Cable ADSs evidenced by General Cable ADRs, the Offer will be accepted in respect of all such General Cable ADSs, unless otherwise indicated in such instruction form. Please forward your instruction form to us in ample time to permit us to accept the Offer on your behalf prior to the expiration of the Offer. The specimen Letter of Transmittal is furnished to you for your information only and cannot be used by you to accept the Offer in respect of General Cable ADSs evidenced by General Cable ADRs held by us for your account.

  Terms defined in the Offer to Purchase and not otherwise defined herein shall have the same meanings in this letter.

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                INSTRUCTIONS WITH RESPECT TO THE OFFER FOR ALL
             GENERAL CABLE SHARES AND GENERAL CABLE ADSS EVIDENCED
                             BY GENERAL CABLE ADRS

  The undersigned acknowledge(s) receipt of your letter and the Offer to Purchase, dated June , 1998 (the "Offer to Purchase"), and the related Letter of Transmittal relating to an offer by Schroder & Co., Inc. on behalf of Telewest Communications plc ("Telewest") to purchase, upon the terms and subject to the conditions set forth in the Offer to Purchase and the accompanying Letter of Transmittal (collectively, the "Offer") all outstanding ordinary shares of (Pounds)1 each ("General Cable shares") of General Cable PLC ("General Cable") for 1.243 new Telewest shares and 65 pence in cash per General Cable share and all outstanding American Depositary Shares ("General Cable ADSs") of General Cable, each representing five General Cable shares and evidenced by American Depositary Receipts, for 6.215 new Telewest shares (in the form of new Telewest American Depositary Shares) and 325 pence in cash per General Cable ADS.

  This will instruct you to accept the Offer in respect of the number of General Cable ADSs indicated below, (or, if no number is indicated below, all General Cable ADSs) held by you for the account of the undersigned, upon the terms and subject to the conditions set forth in the Offer.

Dated:                 , 1998
       ----------------

Number of General Cable ADSs to be
tendered/1/:

-------------------------------------

                                          Signature(s):

                                          -----------------------------------
                                          (Please print name(s))

                                          Address(es):

                                          -----------------------------------

                                          -----------------------------------

                                          -----------------------------------
                                          Area Code and Telephone No.


                                          -----------------------------------
                                          Employer Identification or Social
                                          Security No.


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/1/ Unless otherwise indicated, it will be assumed that the Offer is to be accepted in respect of all General Cable ADSs held by us for your account.